May 6, 2026
Sezzle Reports First Quarter 2026 Results

•GMV increased 37.3% YoY to $1.1 billion, supported by record average quarterly purchase frequency of 7.1x
•Total Revenue grew 29.2% YoY to $135.5 million, representing 12.2% of GMV
•Net Income and Adjusted Net Income1 increased 41.9% and 41.5% YoY to $51.3 million and $50.0 million, respectively; Net Income per Diluted Share2 and Adjusted Net Income per Diluted Share2 were $1.47 and $1.43, respectively
•Adjusted EBITDA1 was $71.1 million, with Adjusted EBITDA Margin reaching 52.5%
•The Company increased FY2026 guidance across all metrics: Total Revenue Growth to 30-35% from 25-30%, Adjusted Net Income1 to $180.0 million from $170.0 million, and Adjusted Net Income Per Diluted Share2 to $5.10 from $4.70

Sezzle Inc. (NASDAQ:SEZL) (Sezzle or Company) // Purpose-driven digital payment platform, Sezzle, is pleased to update the market on key financial metrics for the quarter ended March 31, 2026.

“This quarter’s results demonstrate the impact of the consumer engagement strategy we advanced throughout 2025,” stated Charlie Youakim, Sezzle Executive Chairman and CEO. “Average quarterly purchase frequency reached a new Company high of 7.1x and Active Subscribers grew 48.4% year over year, reflecting the growing value consumers see in Sezzle. The engagement flywheel we built is working, and our strong first quarter performance gives us the confidence to raise FY2026 Adjusted Net Income guidance to $180 million and Adjusted Net Income per Diluted Share guidance to $5.10.”

First Quarter 2026 Highlights
•Gross Merchandise Volume (GMV) increased 37.3% YoY to $1.1 billion, supported by higher overall consumer purchase frequency and continued platform engagement. Average purchase frequency reached a quarterly record of 7.1x, up from 6.1x in 1Q25.
1 See appendix for a reconciliation of non-GAAP financial measures.
2 Per diluted share figures reflect 6-for-1 common stock split effective March 28, 2025.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

•Total Revenue reached a quarterly high of $135.5 million, up 29.2% YoY and equal to 12.2% of GMV.
•Monthly On-Demand & Subscribers (MODS) totaled 887,000 (rounded to the nearest thousand) as of March 31, 2026, up 34.8% YoY. Active Subscribers increased 48.4% YoY, while Monthly On-Demand users declined sequentially, reflecting a subscription-first acquisition strategy and the seasonal moderation that typically follows the fourth-quarter holiday shopping period.
•Total Operating Expenses rose 20.9% YoY to $66.5 million, primarily reflecting higher marketing spend. As a share of Total Revenue and GMV, Operating Expenses fell 3.3 and 0.8 percentage points to new Company lows of 49.1% and 6.0%, respectively.
•Transaction Related Costs3 improved to a Company-low 3.2% of GMV, down from 3.8% in 1Q25. Provision for Credit Losses contributed most to the improvement, contracting to 1.2% of GMV from 1.6% in 1Q25 on sustained favorable consumer repayment performance.
•Operating Income increased 38.4% YoY to $69.0 million. Operating Margin expanded 3.3 percentage points YoY to 50.9% of Total Revenue and held at 6.2% of GMV.
•Total Revenue Less Transaction Related Costs3 increased 35.8% YoY to $100.3 million and reached 74.0% of Total Revenue, up 3.6 percentage points YoY. As a percentage of GMV, the metric was 9.0%, compared with 9.1% in 1Q25.
•Non-Transaction Related Operating Expenses3 increased 27.5% YoY to $34.3 million, with marketing expense accounting for $11.2 million versus $5.3 million in 1Q25 in support of subscriber acquisition, retention, and engagement initiatives. As a percentage of Total Revenue, the metric declined 0.3 percentage points YoY to 25.3%.
◦Corporate Strategic Project Costs for the quarter totaled $0.3 million, covering professional services tied to the ongoing antitrust litigation and bank charter application.
•Net Income jumped 41.9% YoY to $51.3 million, a new Company quarterly high. Net Income Margin expanded 3.4 percentage points to 37.9%, with Earnings per Diluted Share4 of $1.47 versus $1.00 in 1Q25.
3 See appendix for a reconciliation of non-GAAP financial measures.
4 Per diluted share figures reflect 6-for-1 common stock split effective March 28, 2025.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

◦Adjusted Net Income5 increased 41.5% YoY to $50.0 million in 1Q26, or 36.9% of Total Revenue, translating to $1.43 per Diluted Share6 compared to $0.98 in 1Q25.
•Adjusted EBITDA5 grew 38.3% YoY to $71.1 million. Adjusted EBITDA Margin reached 52.5% of Total Revenue, 3.5 percentage points above 1Q25.

Balance Sheet and Liquidity
•As of March 31, 2026, Sezzle had $147.4 million of cash, cash equivalents, and restricted cash, $26.9 million of which was restricted.
•The Company had $145.5 million outstanding on its $225.0 million credit facility as of quarter end.
•During 1Q26, the Company repurchased $24.8 million of common stock under its $100.0 million share repurchase program.

Guidance
The Company is raising its FY2026 guidance as follows:

	2026 Guidance (November 2025)	2026 Guidance (February 2026)	2026 Updated Guidance
Total Revenue Growth	Not provided	25%–30%	30%–35%
Adjusted Net Income[5]	Not provided	$170.0M	$180.0M
Adjusted Net Income Per Diluted Share[5]	$4.35	$4.70	$5.10

Initiatives Update
•Sezzle continued to advance its strategy of moving beyond checkout to become a broader part of consumers’ everyday spending. During 1Q26, the Company rolled out Pay-in-5 to consumers, while the Earn Tab continued to gain traction as a daily engagement hub, generating 4.8 million visits since its June 2025 launch.
•Subsequent to quarter end, Sezzle launched Agentic Commerce, a closed-end BNPL virtual card solution in Canada, and Sezzle Mobile. Additionally, Sezzle expanded its long-term lending
5 See appendix for a reconciliation of non-GAAP financial measures. FY2026 Non-GAAP adjusted financial guidance reflects add-backs for estimated FY2026 expenses associated with Corporate Strategic Projects.
6 Per diluted share figures reflect 6-for-1 common stock split effective March 28, 2025.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

functionality across its product suite. These launches broaden Sezzle’s payments, shopping, and financial-services capabilities, creating more reasons for consumers to engage with Sezzle in their everyday lives.

Upcoming Investor Events
•Sezzle Management will participate in the upcoming investor events:
◦May 14, 2026: 21st Annual Needham Technology, Media, & Consumer Conference
◦May 18, 2026: J.P. Morgan 2026 Global Technology, Media, and Communications Conference
◦May 20, 2026: B. Riley Securities 2026 Annual Investor Conference
◦June 17, 2026: Needham Non-Deal Roadshow
◦June 23, 2026: Northland Growth Conference 2026

Quarterly Conference Call and Presentation
The Company will host its first quarter earnings conference call on May 6, 2026, at 5:00pm ET.

To register for the call, please navigate to: https://dpregister.com/sreg/10208550/103e1a867dc

All participants can access the webcast using the following link: https://event.choruscall.com/mediaframe/webcast.html?webcastid=eVoVHHdR

Upon registration, participants will receive the dial-in number. Those without internet access or unable to pre-register may dial in by calling: 1-866-777-2509 (US/CA toll free) or 1-412-317-5413 (international toll). A replay will be available until May 13, 2026. To access the replay dial 1-855-669-9658 (US toll free) or 1-412-317-0088 (International toll). Replay access code: 4160608.

In conjunction with the earnings call, the Company will release its presentation on the Sezzle Investor Relations website before the call. Please navigate to the Sezzle Investor Relations website for the presentation that management will review on the call.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

1Q26 GAAP Operating Results

	For the three months ended
($ in thousands)	Mar. 31, 2026	Mar. 31, 2025	YoY Difference
Total Revenue	$135,539	$104,912	29.2%
Operating Expenses	$66,503	$55,017	20.9%
Operating Expenses as % of Total Revenue	49.1%	52.4%	(3.3 ppt)
Operating Expenses as % of GMV	6.0%	6.8%	(0.8 ppt)
Operating Income	$69,036	$49,895	38.4%
Operating Income as % of Total Revenue	50.9%	47.6%	3.3 ppt
Operating Income as % of GMV	6.2%	6.2%	0.0 ppt
Net Income	$51,303	$36,164	41.9%
Net Income as % of Total Revenue	37.9%	34.5%	3.4 ppt
Net Income per Diluted Share	$1.47	$1.00	47.0%

1Q26 Non-GAAP Operating Results7

	For the three months ended
($ in thousands)	Mar. 31, 2026	Mar. 31, 2025	YoY Difference
Non-Transaction Related Operating Expenses	$34,308	$26,899	27.5%
Non-Transaction Related Operating Expenses as % of Total Revenue	25.3%	25.6%	(0.3 ppt)
Transaction Related Costs	$35,210	$31,032	13.5%
Transaction Related Costs as % of Total Revenue	26.0%	29.6%	(3.6 ppt)
Transaction Related Costs as % of GMV	3.2%	3.8%	(0.6 ppt)
Total Revenue Less Transaction Related Costs	$100,329	$73,880	35.8%
Total Revenue Less Transaction Related Costs as % of Total Revenue	74.0%	70.4%	3.6 ppt
Total Revenue Less Transaction Related Costs as % of GMV	9.0%	9.1%	(0.1 ppt)
Adjusted EBITDA	$71,133	$51,446	38.3%
Adjusted EBITDA Margin	52.5%	49.0%	3.5 ppt
Adjusted Net Income	$49,993	$35,340	41.5%
Adjusted Net Income Margin	36.9%	33.7%	3.2 ppt
Adjusted Net Income per Diluted Share	$1.43	$0.98	45.9%

7 See appendix for a reconciliation of non-GAAP financial measures.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Appendix - Reconciliation of GAAP to Non-GAAP Financial Measures

Reconciliation of Operating Expenses to Non-transaction Related Operating Expenses

	For the three months ended
($ in thousands)	March 31, 2026	March 31, 2025
Operating expenses	$66,503	$55,017
Transaction expense	(18,520)	(15,317)
Provision for credit losses	(13,675)	(12,801)
Non-transaction related operating expenses	$34,308	$26,899

Reconciliation of Operating Expenses to Transaction Related Costs

	For the three months ended
($ in thousands)	March 31, 2026	March 31, 2025
Operating expenses	$66,503	$55,017
Personnel	(14,667)	(15,048)
Third-party technology and data	(4,415)	(3,374)
Marketing, advertising, and tradeshows	(11,246)	(5,346)
General and administrative	(3,980)	(3,131)
Net interest expense	3,015	2,914
Transaction related costs	$35,210	$31,032

Reconciliation of Operating Income to Total Revenue Less Transaction Related Costs

	For the three months ended
($ in thousands)	March 31, 2026	March 31, 2025
Operating income	$69,036	$49,895
Personnel	14,667	15,048
Third-party technology and data	4,415	3,374
Marketing, advertising, and tradeshows	11,246	5,346
General and administrative	3,980	3,131
Net interest expense	(3,015)	(2,914)
Total revenue less transaction related costs	$100,329	$73,880

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Reconciliation of Net Income to Adjusted EBITDA

	For the three months ended
($ in thousands)	March 31, 2026	March 31, 2025
Net income	$51,303	$36,164
Depreciation and amortization	436	274
Income tax expense	14,686	10,842
Equity and incentive-based compensation	1,321	1,273
Other (income) expense, net	32	(25)
Corporate strategic projects(1)	340	4
Net interest expense	3,015	2,914
Adjusted EBITDA	$71,133	$51,446

(1)Adjusted prior periods to include corporate strategic project costs.

Reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income per Diluted Share

	For the three months ended
($ in thousands, except for per share numbers)	March 31, 2026	March 31, 2025
Net income	$51,303	$36,164
Discrete tax benefit(1)	(1,682)	(803)
Corporate strategic projects(1)	340	4
Other (income) expense, net	32	(25)
Adjusted net income	49,993	35,340
Diluted weighted-average shares outstanding	34,932	36,171
Adjusted net income per diluted share(2)	$1.43	$0.98

(1)Adjusted prior periods to include the windfall/shortfall to income tax expense for equity-based compensation and corporate strategic project costs.
(2)Effective March 28, 2025, we performed a 6-for-1 stock split of the Company’s common stock, effected through a stock dividend. Share and per-share amounts have been retroactively adjusted.

Investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when we establish reserves for one or more contingencies. Also, our regular reserve reviews may result in adjustments of varying magnitude as additional information regarding claims activity becomes known. Reported results, therefore, may be volatile in certain accounting periods.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Contact Information

Jack Fagan Investor Relations +1 651 240 6001 InvestorRelations@sezzle.com	Erin Foran Media Inquiries +1 651 403 2184 erin.foran@sezzle.com

About Sezzle Inc.
Sezzle is a forward-thinking fintech company committed to financially empowering the next generation. Through its purpose-driven payment platform, Sezzle enhances consumers' purchasing power by offering access to point-of-sale financing options and digital payment services—connecting millions of customers with its global network of merchants. Centered on transparency, inclusivity, and ease of use, Sezzle empowers consumers to manage spending responsibly, take charge of their finances, and achieve lasting financial independence.

For more information visit sezzle.com.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Consolidated Balance Sheets

	As of
	March 31, 2026	December 31, 2025
(in thousands, except per share amounts)	(unaudited)	(audited)
Assets
Current Assets
Cash and cash equivalents, including amounts held by variable interest entity (“VIE”) of $39,979 and $25,921, respectively	$120,448	$64,054
Restricted cash, current, including amounts held by VIE of $4,701 and $8,245, respectively	4,745	8,413
Notes receivable	282,761	283,400
Allowance for credit losses	(19,794)	(28,505)
Notes receivable, net, including amounts held by VIE of $247,006 and $237,062, respectively	262,967	254,895
Other current assets	23,030	24,502
Total current assets	411,190	351,864
Non-Current Assets
Internally developed intangible assets, net	3,743	3,331
Operating right-of-use assets	628	665
Restricted cash, non-current	22,193	30,134
Deferred tax asset	15,721	13,615
Other assets	830	620
Total Assets	$454,305	$400,229

Liabilities and Stockholders' Equity
Current Liabilities
Merchant accounts payable	$57,568	$56,374
Other payables, including amounts held by VIE of $7 and $1,476, respectively	21,969	6,908
Deferred revenue	5,669	5,431
Other current liabilities, including amounts held by VIE of $1,075 and $0, respectively	27,396	21,053
Total current liabilities	112,602	89,766
Non-Current Liabilities
Operating lease liabilities	609	661
Line of credit, net of unamortized debt issuance costs of $1,128 and $1,268, respectively, held by VIE	144,372	139,991
Total Liabilities	257,583	230,418

Stockholders' Equity
Common stock and additional paid-in capital, $0.00001 par value; 750,000 shares authorized; 34,940 and 35,130 shares issued, respectively; 33,594 and 33,798 shares outstanding, respectively	194,210	194,890
Treasury stock, at cost: 1,346 and 1,332 shares, respectively	(25,000)	(24,072)
Accumulated other comprehensive loss	(761)	(683)
Accumulated earnings (deficit)	28,273	(324)
Total Stockholders' Equity	196,722	169,811
Total Liabilities and Stockholders' Equity	$454,305	$400,229

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Consolidated Statements of Operations and Comprehensive Income (unaudited)

	For the three months ended March 31,
(in thousands, except per share amounts)	2026	2025
Total revenue	$135,539	$104,912

Operating Expenses
Personnel	14,667	15,048
Transaction expense	18,520	15,317
Third-party technology and data	4,415	3,374
Marketing, advertising, and tradeshows	11,246	5,346
General and administrative	3,980	3,131
Provision for credit losses	13,675	12,801
Total operating expenses	66,503	55,017

Operating Income	69,036	49,895

Other Income (Expense)
Net interest expense	(3,015)	(2,914)
Other income (expense), net	(32)	25
Income before taxes	65,989	47,006

Income tax expense	14,686	10,842

Net Income	51,303	36,164

Other Comprehensive (Loss) Income
Foreign currency translation adjustment	(78)	93

Total Comprehensive Income	$51,225	$36,257

Net income per share*:
Basic	$1.52	$1.07
Diluted	1.47	1.00

Weighted-average shares outstanding*:
Basic	33,764	33,852
Diluted	34,932	36,171

•Effective March 28, 2025, we performed a 6-for-1 stock split of the Company’s common stock, effected through a stock dividend. Share and per-share amounts have been retroactively adjusted.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Consolidated Statements of Cash Flows (unaudited)

	For the three months ended March 31,
		(As restated)
(in thousands)	2026	2025
Operating Activities:
Net income	$51,303	$36,164
Adjustments to reconcile net income to net cash provided from operating activities:
Depreciation and amortization	436	274
Provision for credit losses	13,675	12,801
Provision for other credit losses	6,855	3,956
Discount on notes receivable	(345)	(1,224)
Equity based compensation and restricted stock vested	1,321	1,273
Amortization of debt issuance costs	241	109
Impairment losses on long-lived assets	—	66
Gain on sale of fixed assets	2	—
Deferred income taxes	(2,106)	5,289
Changes in operating assets and liabilities:
Other assets	(5,374)	(4,385)
Merchant accounts payable	1,322	(3,631)
Other payables	15,074	2,779
Other liabilities	6,329	(898)
Deferred revenue	240	(109)
Operating leases	5	15
Net Cash Provided from Operating Activities	88,978	52,479

Investing Activities:
Purchases and originations of notes receivable, net of proceeds from repayments	(21,404)	6,358
Purchase of property and equipment	(351)	(27)
Internally developed intangible asset additions	(738)	(281)
Net Cash (Used for) Provided from Investing Activities	(22,493)	6,050

Financing Activities:
Proceeds from line of credit	100,000	15,000
Payments to line of credit	(95,760)	(49,200)
Payments of debt issuance costs	(100)	(10)
Proceeds from stock option exercises	111	540
Repurchase of common stock	(25,746)	(2,444)
Net Cash Used for Financing Activities	(21,495)	(36,114)

Effect of exchange rate changes on cash	(205)	144
Net increase in cash, cash equivalents, and restricted cash	44,990	22,415
Cash, cash equivalents, and restricted cash, beginning of period	102,601	98,310
Cash, cash equivalents, and restricted cash, end of period	$147,386	$120,869

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Consolidated Statements of Cash Flows (unaudited) (continued)

	For the three months ended March 31,
		(As restated)
(in thousands)	2026	2025
Noncash investing and financing activities:
Conversion of accrued profit-sharing incentive plan liabilities to stockholders' equity	$—	$2,301

Supplementary disclosures:
Interest paid	$3,795	$3,217
Income taxes paid	87	94

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements largely on our management’s current expectations and projections about future events and financial trends affecting the financial condition of our business.

Forward-looking statements generally can be identified by the use of words such as "anticipate," "expect," "plan," "could," "may," "will," "believe," "estimate," "forecast," "goal," "project," other words or expressions of similar meaning (or the negative versions of such words or expressions). These forward-looking statements address various matters including the timing and nature of anticipated new products, our business strategy, future operations, financial performance or other future events. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Applicable risks and uncertainties include, among others: impact of the “buy-now, pay-later” (“BNPL”) industry becoming subject to increased regulatory scrutiny; impact of operating in a highly competitive industry; impact of macro-economic conditions on consumer spending; our ability to increase our merchant network, our base of consumers, and gross merchandise value (GMV); our ability to effectively manage growth, sustain our growth rate and maintain our market share; our ability to maintain adequate access to capital in order to meet the capital requirements of our business; impact of exposure to consumer bad debts and insolvency of merchants; our ability to comply with the applicable requirements of Visa and other payment processors; impact of the integration, support and prominent presentation of our platform by our merchants; impact of any data security breaches, cyberattacks, employee or other internal misconduct, malware, phishing or ransomware, physical security breaches, natural disasters, or similar disruptions; impact of key vendors or merchants failing to comply with legal or regulatory requirements or to provide various services that are important to our operations; our ability to protect our intellectual property rights and third party allegations of the misappropriation of intellectual property rights; impact of the costs of complying with various laws and regulations applicable to the BNPL industry in the United States and Canada; the impact of litigation, regulatory investigations and actions, and compliance issues on our business; significant and sudden declines or volatility in the trading price of our common stock and market capitalization; and other factors identified in the “Risk Factors” section of our most recent Annual Report on Form 10-K (the “Annual Report”) and the Company’s subsequent filings filed with the SEC. Investors should not place undue reliance on forward-looking statements contained in this press release, including any accompanying attachments or oral forward-looking statements that we or persons acting on our behalf may issue, which, except as otherwise noted, speak only as of the date of this press release. Except as required by law, we undertake no obligation to update or revise any forward-looking statements contained in this press release, any accompanying materials, or oral forward-looking statements made in connection with this press release.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Non-GAAP Financial Measures
To supplement our operating results prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), we present the following non-GAAP financial measures: Total revenue less transaction related costs; transaction related costs; non-transaction related operating expenses; adjusted net income; adjusted net income margin; adjusted net income per diluted share; adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”); and Adjusted EBITDA margin. Definitions of these non-GAAP financial measures and summaries of the reasons why management believes that the presentation of these non-GAAP financial measures provide useful information to the Company and investors are as follows:
•Total revenue less transaction related costs is defined as GAAP total revenue less transaction related costs. Transaction related costs is the sum of GAAP transaction expense, provision for credit losses, and net interest expense less certain non-recurring charges as detailed in the reconciliation table of GAAP operating income to non-GAAP total revenue less transaction related costs above. We believe that total revenue less transaction related costs is a useful financial measure to both management and investors for evaluating the economic value of orders processed on the Sezzle Platform.
•Non-transaction related operating expenses is defined as the sum of GAAP personnel; third-party technology and data; marketing, advertising, and tradeshows; and general and administrative operating expenses. We believe that non-transaction related operating expenses is a useful financial measure to both management and investors for evaluating our management of operating expenses not directly attributable to orders processed on the Sezzle Platform.
•Adjusted EBITDA is defined as GAAP net income, adjusted for certain charges including depreciation, amortization, equity and incentive–based compensation, and corporate strategic project costs, as well as net interest expense as detailed in the reconciliation table of GAAP net income to adjusted EBITDA. We believe that this financial measure is a useful measure for period-to-period comparison of our business by removing the effect of certain non-cash and non-recurring charges, as well as funding costs, that may not directly correlate to the underlying performance of our business.
•Adjusted EBITDA margin is defined as Adjusted EBITDA divided by GAAP total revenue. We believe that this financial measure is a useful measure for period-to-period comparison of our business’ unit economics by removing the effect of certain non-cash and non-recurring charges, as well as funding costs, that may not directly correlate to the underlying performance of our business.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

•Adjusted net income is defined as GAAP net income, adjusted for certain charges including discrete tax items, fair value adjustments on warrants, losses on the extinguishment of our lines of credit, corporate strategic project costs, and other income and expense, as detailed in the reconciliation table of GAAP net income to adjusted net income. We believe that this financial measure is useful for period-to-period comparison of our business by removing the effect of certain charges that, in management's view, does not correlate to the underlying performance of our business during a given period.
•Adjusted net income margin is defined as Adjusted net income divided by GAAP total revenue. We believe that this financial measure is a useful measure for period-to-period comparison of our business by removing the effect of certain charges that, in management's view, does not correlate to the underlying performance of our business during a given period.
•Adjusted net income per diluted share is defined as non-GAAP adjusted net income divided by GAAP weighted-average diluted shares outstanding. We believe that this financial measure is a useful measure for period-to-period comparison of shareholder return by removing the effect of certain charges that, in management's view, does not correlate to the underlying performance of our business during a given period.

Additionally, we have included these non-GAAP measures because they are key measures used by our management to evaluate our operating performance, guide future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of resources. Therefore, we believe these measures provide useful information to investors and other users of this press release to understand and evaluate our operating results in the same manner as our management and board of directors. However, non-GAAP financial measures have limitations, should be considered supplemental in nature, and are not meant as a substitute for the related financial information prepared in accordance with U.S. GAAP. These limitations include the following:

•Total revenue less transaction-related costs is not intended to be measures of operating profit or cash flow profitability as they exclude key operating expenses such as personnel, general and administrative, and third-party technology and data, which have been, and will continue to be for the foreseeable future, significant recurring GAAP expenses.
•Transaction related costs exclude significant expenses such as personnel, general and administrative, and third-party technology and data, which have been, and will continue to be for the foreseeable future, significant recurring GAAP expenses.
•Non-transaction related operating expenses exclude significant expenses, including transaction expense and provision for credit losses, which have been, and will continue to be for the foreseeable future, significant recurring GAAP expenses.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

•Adjusted EBITDA and adjusted EBITDA margin exclude certain charges such as depreciation, amortization, and equity and incentive–based compensation, which have been, and will continue to be for the foreseeable future, recurring GAAP expenses. Further, these non-GAAP financial measures exclude certain significant cash inflows and outflows, which have a significant impact on our working capital and cash.
•Adjusted EBITDA and adjusted EBITDA margin excludes net interest expense, which has a significant impact on our GAAP net income, working capital, and cash.
•Adjusted net income, adjusted net income margin, and adjusted net income per diluted share excludes certain charges such as losses on the extinguishment of our lines of credit, fair value adjustments on our warrants, other income and expense, and discrete tax items which have been, and may be in the future, recurring GAAP expenses. Further, these non-GAAP financial measures exclude certain significant cash inflows and outflows, which have a significant impact on our working capital and cash.
•Long-lived assets being depreciated or amortized may need to be replaced in the future, and these non-GAAP financial measures do not reflect the capital expenditures needed for such replacements, or for any new capital expenditures or commitments.
•These non-GAAP financial measures do not reflect income taxes that may represent a reduction in cash available to us.
•Non-GAAP measures do not reflect changes in, or cash requirements for, our working capital needs.
•Other companies, including companies in our industry, may calculate the non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures.

Because of these limitations, you should not consider these non-GAAP financial measures in isolation or as substitutes for analysis of our financial results as reported under GAAP, and these non-GAAP financial measures should be considered alongside other financial performance measures, including net income and other financial results presented in accordance with GAAP. We encourage you to review the related GAAP financial measures and the reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402